Exhibit 10.1

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 1 dated December 15, 2006 (this “Amendment”) amends the Purchase and Sale Agreement (the “Purchase Agreement”) entered into as of October 4, 2006 by and among Crown Media Holdings, Inc., a Delaware corporation, CM Intermediary, LLC, a Delaware limited liability company (collectively, “Seller”), Crown Media Distribution, LLC, a Delaware limited liability company (“Company”), and RHI Enterprises, LLC, a Delaware limited liability company (“Enterprises”).  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, pursuant to the Assignment and Assumption Agreement dated as of December 8, 2006, by and among Enterprises and RHI Entertainment, LLC, a Delaware limited liability company (“Buyer”), Enterprises has assigned, and Buyer has assumed all of the rights and obligations of Enterprises under the Purchase Agreement;

WHEREAS, the Purchase Agreement contemplates that Seller shall retain certain Liabilities including certain Liabilities related to Participations and Residuals; and

WHEREAS, Buyer has agreed to limit Seller’s Liability for such Participations and Residuals as set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Amendments to Purchase Agreement.   The Purchase Agreement is hereby amended as follows:

a)                                      The following sentence is added at the end of Paragraph 1.68:

“Notwithstanding the provisions of subsection 1.68(a) above, to the extent that Liabilities for Participations and Residuals arising thereunder after the Closing Date but prior to the tenth anniversary of the Closing Date (except for Liabilities for Participations and Residuals that relate to the HMCER License) exceed $22.5 million in the aggregate (the “Excess Residuals”), then such Excess Residuals will not be a Retained Liability of the Seller.  Such Liability for the Excess Residuals will be assumed by Company and Buyer.”

b)                                     The last sentence of Paragraph 6.12(a) will be replaced by the following:

“For avoidance of doubt, no party hereunder shall have any obligations under this Section 6.12(a) with respect to any Participations and Residuals that become due and payable as a result of events occurring after the tenth (10th) anniversary of the Closing or for Excess Residuals.”

2.                                       Governing Law; Dispute Resolution.  This Amendment (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Amendment or its formation) shall be governed and construed in accordance with the laws of the State of New York without reference to such State’s principles of conflicts of law.  Any dispute under this Amendment shall be resolved as provided in Section 10.3 of the Purchase Agreement.

3.                                       Counterparts.  This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Any party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

4.                                       Purchase Agreement.  Except as expressly amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CROWN MEDIA HOLDINGS, INC.

By:	/s/ Charles L. Stanford
Name: Charles L. Stanford
Title: Executive Vice President, General
Counsel

CM INTERMEDIARY, LLC

By:	/s/ Charles L. Stanford
Name: Charles L. Stanford
Title: Vice President

CROWN MEDIA DISTRIBUTION, LLC

By:	/s/ Charles L. Stanford
Name: Charles L. Stanford
Title: Vice President

RHI ENTERTAINMENT, LLC

By:	/s/ Peter von Gal
Name: Peter von Gal
Title: Authorized Signatory